UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2019

(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Wireless Blvd. Hauppauge, NY 11788
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (631) 924-1135

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CEMI	The NASDAQ Stock Market LLC

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 25, 2019, we and our newly formed subsidiary Chembio Diagnostics Brazil LLC, or Chembio Brazil, completed a previously announced acquisition of Orangelife Comercio e Industria Ltda., or Orangelife, pursuant to a quota purchase agreement. At the closing:

•	Chembio Brazil acquired all of the outstanding equity securities of Orangelife for consideration consisting of $150,000 in cash and 153,707 shares of our common stock.

•
We and Chembio Brazil entered into a consulting agreement with Marco Collovati, the founder and chief executive officer of Orangelife, pursuant to which we may issue to Mr. Collovati up to 316,456 shares of our common stock based on his achievement of certain regulatory milestones by November 25, 2022. Shares will be issuable under the consulting agreement from time to time as milestones are achieved, and all of the shares may be deliverable in the event of a specified change in control of our company. The number of shares issuable under the consulting agreement is subject to post-closing adjustment based upon Orangelife’s working capital at closing.

•
Our subsidiary Chembio Diagnostics Systems, Inc. entered into an amendment of its existing agency and commission agreement with Marco Collovati, pursuant to which we may issue to Mr. Collovati up to 180,832 shares of our common stock in payment of certain commissions.

Pursuant to the quota purchase agreement, Mr. Collovati has agreed not to offer, pledge, gift, sell, contract to sell, or otherwise transfer or dispose of any of the shares of our common stock he acquires under the quota purchase agreement, the consulting agreement or the amended and restated agency and commission agreement without our prior written consent prior to November 25, 2024, except that he may sell up to one-third of the total number of such shares commencing on November 25, 2022 and an additional one-third of the total number of shares commencing November 25, 2023.

The acquisition of Orangelife will allow us to expand our commercial presence by offering our high quality products to the state, private and pharmacy markets in Brazil, in addition to providing local support to Bio-Manguinhos, the subsidiary of the Oswaldo Cruz Foundation (Fiocruz) that oversees development and production of vaccines, diagnostics, and biopharmaceuticals, primarily to meet the demands of Brazil's national public health system.

Orangelife, based in Rio de Janeiro, Brazil, is an original equipment manufacturer of point-of-care tests approved by the Brazilian Health Surveillance Agency (Agência Nacional de Vigilância Sanitária, or ANVISA) for infectious diseases that include HIV, Hepatitis C, Zika, Chikungunya and Dengue Fever. Orangelife tests are manufactured in its Rio de Janeiro facility, which is ISO-certified and approved by ANVISA to produce Class II/III/IV medical devices.

Our logo design is our trademark. For convenience, this trademark appears in this report without a ™ symbols but that practice does not mean that we will not assert, to the fullest extent under applicable law, our rights to the trademark.

Item 7.01	Regulation FD Disclosure.

On November 7, 2019, we issued a press release entitled “[Chembio Diagnostics Announces Completion of Acquisition of Orangelife].” A copy of the press release is furnished as Exhibit 99.1 to this report. The information contained in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section or Section 11 or 12(a)(2) of the Securities Act of 1933. The information contained in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this report shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by us whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Press Release of Chembio Diagnostics, Inc. dated November 25, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CHEMBIO DIAGNOSTICS, INC.

Dated: November 25, 2019	By:	/s/ John J. Sperzel III
John J. Sperzel III
Chief Executive Officer and President